SCHEDULE 14A INFORMATION

            Proxy Statement Pursuant to Section 14(a)
              of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12
                          CSB Bancorp, Inc.
          (Name of Registrant as Specified In Its Charter)
_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than
Registrant)

Payment of Filing fee (Check the appropriate box)
[  ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[  ]  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3)
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

__________________________________________________________________

      2) Aggregate number of securities to which transaction applies:

__________________________________________________________________

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:

__________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

_________________________________________________________________

     [X]  Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:
           ___________________________________

       2)  Form, Schedule or Registration Statement No.:
           ___________________________________

       3)  Filing party:
            ___________________________________

       4)  Date filed:
            ___________________________________


                     CSB BANCORP, INC.
                    6 W. Jackson Street
                  Millersburg, Ohio  44654

                     _________________

             NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON OCTOBER 2, 1996
                     __________________


NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of CSB Bancorp, Inc. ("CSB") will be held at the Carlisle Village Inn, Walnut Creek, Ohio 44687, on October 2,
1996, at 7:00 p.m., local time, for the following purposes:

1.  To consider and act upon a proposal to amend the Amended
Articles of Incorporation of CSB to increase its authorized number of common shares, par value $6.25 per share, from 1,000,000 shares to 3,000,000 shares; and

2. The transaction of any other business that may properly come before the Meeting or any adjournments thereof.

Shareholders of record at the close of business on August 16, 1996 are entitled to vote at the Meeting and at any adjournment thereof.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Douglas D. Akins

                              Douglas D. Akins
                              President

Millersburg, Ohio
September 3, 1996

THE PROMPT RETURN OF PROXIES WILL SAVE CSB THE EXPENSE OF A
FURTHER REQUEST FOR PROXIES IN ORDER TO INSURE A QUORUM.  PLEASE
NOTE THAT YOUR VOTE CANNOT BE COUNTED UNLESS YOU SIGN AND RETURN
THE PROXY CARD OR ATTEND THE MEETING AND VOTE IN PERSON.

                     CSB BANCORP, INC.
                    6 W. Jackson Street
                  Millersburg, Ohio  44654

                   _____________________

                      PROXY STATEMENT
                   ______________________

               SPECIAL MEETING OF SHAREHOLDERS
                       October 2, 1996

                  _______________________

                           GENERAL

The enclosed proxy is solicited by the Board of Directors of CSB Bancorp, Inc. ("CSB"), the principal executive offices of which are located at 6 W. Jackson Street, Millersburg, Ohio 44654, in connection with a Special Meeting of Shareholders (the "Meeting") of CSB to be held at the Carlisle Village Inn, Walnut Creek, Ohio 44687, on October 2, 1996, at 7:00 p.m. This proxy statement and the accompanying notice of meeting are first being mailed to shareholders on or about September 3, 1996.

The Meeting has been called for the following purposes: (i) to consider and act upon a proposal to amend the Amended Articles of Incorporation of CSB to increase its authorized number of common shares, par value $6.25 per share, from 1,000,000 to 3,000,000 shares, and (ii) to transact any other business that may properly come before the Meeting or any adjournments thereof.


Revocation of Proxies

CSB's common shares, par value $6.25 per share ("Common Shares"), can be voted at the Meeting only if the shareholder is represented by proxy or is present in person. Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of CSB (addressed to: CSB Bancorp, Inc., 6 W. Jackson Street, Millersburg, Ohio 44654,
Attention: Shirley J. Roberts, Secretary) or by filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted in favor of the proposal set forth in this proxy statement for consideration at the Meeting. The proxy confers discretionary authority on the persons named therein to vote with respect to (i) matters incident to the conduct of the Meeting and
(ii) any other business that may properly come before the Meeting or any adjournment thereof.

The enclosed proxy is being solicited by CSB and the cost of soliciting proxies will be borne by CSB. In addition to use of the mails, proxies may be solicited personally or by telephone, telegraph or telefax by directors, officers and employees of CSB.


Security Ownership of Certain Beneficial Owners and Management

Shareholders of record as of the close of business on August 16, 1996, are entitled to (i) notice of the Meeting and (ii) one vote for each Common Share held on that date. As of August 16, 1996, CSB had 644,596.1754 Common Shares issued and outstanding. The presence at the Meeting in person or by proxy of at least a majority of such shares will be required to constitute a quorum at the Meeting.

The following table sets forth, as of August 16, 1996, the Common Shares beneficially owned by that person who was the beneficial owner of more than 5% of the outstanding Common Shares. Except as shown below, CSB is not aware of any person, group or investment company owning more than 5% of CSB's outstanding Common Shares as of August 16, 1996.


                        Amount and Nature
Name and Address        of Beneficial       Percent of Common
of Beneficial Owner      Ownership(1)      Shares Outstanding


John Fair Canfield         32,292.0385             5.01%
3999 Woodbridge Road
Columbus, OH  43220

__________________

(1) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.


The following table sets forth, as of August 16, 1996, (i) the Common Shares beneficially owned by each director and named executive officer of CSB and (ii) the Common Shares beneficially owned by all officers and directors as a group.

Name of             Amount and Nature
Beneficial          of Beneficial       Percent of Common
Owner               Ownership(1)        Shares Outstanding   Director
- ----------          -----------------   ------------------   ------------
David W. Kaufman       1,720.0000          0.27%             Yes

J. Thomas Lang           781.9756          0.12%             Yes

H. Richard Maxwell     4,100.0000          0.64%             Yes

Vivian A. McClelland   8,400.0000          1.30%             Yes

Daniel J. Miller       8,210.8082          1.27%             Yes

Samuel P. Riggle, Jr.  3,615.4145          0.56%             Yes

David C. Sprang       27,200.0000          4.22%             Yes

Samuel M. Steimel      3,514.2671          0.55%             Yes

Douglas D. Akins         528.5635          0.08%             Yes

All directors and     61,654.9291          9.56%
officers as a group
(13 persons)

__________________________

(1) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or who has the right to acquire beneficial ownership of any such security within 60 days.

      PROPOSAL TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES

The Board of Directors has proposed the adoption of an amendment to the Amended Articles of Incorporation that would change the authorized capitalization of CSB. The proposed resolution regarding amendment of Article Fourth appears in Appendix A to this Proxy Statement.

The effect of the proposed amendment to Article Fourth is to increase the authorized number of Common Shares of CSB from 1,000,000 to 3,000,000. On August 16, 1996, there were issued
645,396.1754 Common Shares, of which 644,596.1754 were outstanding and 800 were treasury shares.

In connection with this proposed amendment, on June 13, 1996 CSB's Board of Directors declared a one-for-one share dividend subject to approval by CSB's shareholders of such increase in authorized shares. If the proposed amendment is approved and becomes effective, and assuming that no additional shares are issued between August 16, 1996 and the effective date of the amendment, the number of outstanding Common Shares as of that latter date would be 1,289,192.3508, the number of treasury shares would be 1,600 (treasury shares are considered to be issued shares for purposes of the proposed share dividend but are not outstanding for cash dividend, quorum, voting or other purposes), and the number of authorized but unissued shares would be changed from 354,603.8246 to 1,709,207.6492 Common Shares.

The Board of Directors believes that the proposed amendment is in the best interests of both CSB and its shareholders since the anticipated one-for-one share dividend would result in a market price within a range that would be more attractive to individual investors and thereby would create a broader market for the Common Shares. The amendment and the resulting share dividend would result in no change in the relative rights or interests of present shareholders, inasmuch as each such shareholder would receive additional shares in direct proportion to current holdings.

CSB has no present intent to issue any of the authorized but unissued shares (other than the share dividend described above) except pursuant to its 401(k) Plan and Dividend Reinvestment Plan. As of August 16, 1996 an aggregate of 65,000 Common Shares were set aside for use under such plans. Provision is made in each plan, in the event of a share dividend, for appropriate mandatory adjustment in the number of shares available for purchase and to be issued upon election to purchase at the date of the share dividend. After giving effect to the share dividend that would occur following approval of the amendment, a total of 130,000 Common Shares would be set aside for issuance in accordance with the terms of such plans, including 40,000 Common Shares under the 401(k) Plan and 90,000 Common Shares under the Dividend Reinvestment Plan. Accordingly, following the share dividend, a total of 1,420,792.3508 Common Shares would be either issued (including treasury shares) or set aside for issuance in accordance with such plans, and the balance of 1,579,207.6492 would be available for other purposes.

The Board of Directors believes that it is desirable and in the best interests of CSB and its shareholders that there be a substantial number of authorized but unissued Common Shares in order to assure flexibility in the future. Authorized but unissued shares are available for issuance from time to time to such persons and for such considerations as the Board of Directors may determine, without necessarily requiring further action by the shareholders. Such Common Shares may be used for various corporate purposes, including share splits and dividends, acquisitions, public offerings and share option and other employee benefit plans. However, the issuance of such shares as a defensive measure, in connection with a takeover attempt for CSB, could be utilized in a manner which might have the effect of making the acquisition of control of CSB more difficult. Except for the share dividend described above and the concomitant increase in the number of Common Shares set aside for use in connection with CSB's plans, the Board of Directors has no present intent to issue any of the additional Common Shares which will be authorized by the adoption of the proposed amendment. Moreover, there are no pending negotiations, discussions, obligations, agreements or understandings which would involve the issuance of any Common Shares.

Adoption of the proposal to amend Article Fourth of the Amended
Articles of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding Common Shares.

The Board of Directors recommends a vote "FOR" the proposed amendment.

                        DESCRIPTION OF SECURITIES

CSB is presently authorized to issue 1,000,000 Common Shares with a par value of $6.25. As of August 16, 1996, 644,596.1754 shares were issued and outstanding.

Holders of the Common Shares are entitled to dividends when, as and if declared by CSB's Board of Directors out of funds legally available therefor. Exclusive voting rights are vested in the shareholders, each share being entitled to one vote. However, shareholders do have cumulative voting rights in regard to the election of directors. A shareholder voting cumulatively may cast the number of shares he or she owns, times the number of directors to be elected, in favor of one nominee, or allocate such votes among the nominees as he or she determines. CSB may, as permitted by Section 1701.69 of the Ohio Revised Code, propose to shareholders that the Articles of Incorporation of CSB be amended to delete the right to vote cumulatively in the election of directors. In the event CSB would propose such amendment to shareholders, all shareholders would be entitled to notice of the proposed amendment as provided by law and such amendment would be subject to other requirements as to the number of shares which could be voted against the proposed amendment.

Shareholders do not have the preemptive right to subscribe for or to purchase any additional securities which may be issued by CSB.

In the event of liquidation, holders of the Common Shares are entitled to assets distributable to shareholders on a pro rata basis, after having paid all appropriate creditors of CSB.

CSB is an Ohio chartered corporation and as an "issuing public corporation" under the laws of Ohio, is subject to the provisions of the Ohio Control Share Acquisition Statute. Pursuant to this statute, the purchase of certain levels of voting power of CSB (one-fifth or more, one-third or more, or a majority) can be made only with the prior authorization of at least a majority of the total voting power of CSB and the separate prior authorization of the holders of at least a majority of the voting power held by shareholders other than the proposed purchaser, officers of CSB and Directors of CSB who are also employees. This law has the effect of deterring certain potential acquisitions of CSB which might be beneficial to shareholders. Further, federal law requires approval of the Board of Governors of the Federal Reserve System before any person or company acquires control of a bank holding company such as CSB.

In addition, CSB's Amended Articles of Incorporation (the
"Articles") provide certain procedures which must be followed before CSB may enter into a "Business Combination" with an "Interested Shareholder." The Articles define the term "Business
Combination" to include:

- -- Any merger or consolidation of CSB or any of its subsidiaries with an "Interested Shareholder";

- -- Any sale, lease, exchange, mortgage, pledge or other disposition from CSB or any of its subsidiaries to an "Interested
Shareholder", or from an "Interested Shareholder" to CSB or any of its subsidiaries, of assets with an aggregate Fair Market Value of 10% or more of CSB's total shareholder equity;

- -- Any issuance, sale or other transfer of securities of CSB or any of its subsidiaries to an "Interested Shareholder";

- -- The acquisition by CSB or any of its subsidiaries of securities of an "Interested Shareholder";

- -- The adoption of a plan or proposal for the liquidation or dissolution of CSB proposed by an "Interested Shareholder";

- -- Any reclassification or recapitalization of securities of CSB which increases the voting power of an "Interested Shareholder;"
or

- -- Any agreement, contract or other arrangement providing for or resulting in any of the transactions described above.

An "Interested Shareholder," as defined in the Articles, includes any person or entity who owns or has beneficial ownership of more than 10% of the outstanding shares of CSB. Any "Business Combination" described above which is not approved by two-thirds of the directors of CSB who are unaffiliated with the Interested Shareholder and were members of the Board prior to the time that the Interested Shareholder became an Interested Shareholder (the "Continuing Directors") (and, if otherwise required by law to approve the transaction, the approval of CSB's shareholders, by the affirmative vote of the holders of such number of shares mandated by the Ohio Revised Code), must be approved by the affirmative vote of the holders of 80 percent of the outstanding shares. In addition, unless a Business Combination is approved by two-thirds of the Continuing Directors or by the affirmative vote of the holders of not less than 66 2/3 percent of the outstanding shares not held by an Interested Shareholder (the "Independent Shareholders"), the Articles provide that the per share consideration payable to each Independent Shareholder in connection with the Business Combination must not be less than the sum of: (1) the highest per share price paid by the Interested Shareholder and (2) the amount, if any, by which the interest on the per share price calculated at the Treasury Bill Rate, from the time an Interested Shareholder first became an Interested Shareholder until the Business Combination has been consummated, exceeds the per share amount of cash dividends paid to the Independent Shareholder during the same period. The Articles limit the transactions which any Interested Shareholder may enter into with CSB unless two-thirds of the Continuing Directors otherwise approve. Any amendments to the Articles which alter the shareholder approval requirements for Business Combinations must also be approved by two-thirds of the Continuing Directors (or, if there is no Interested Shareholder, the approval of a majority of the directors of CSB) and approved by the holders of not less than 66 2/3 percent of the outstanding shares, or by the affirmative vote of the holders of at least 80 percent of the outstanding shares and of at least 66 2/3 percent of the outstanding shares held by the Independent Shareholders. CSB's Articles and Code of Regulations currently contain no other provisions that were intended to be or could fairly be considered as antitakeover in nature or effect.

All of the shares currently outstanding are validly issued, fully paid and non assessable.


                       OTHER BUSINESS

The Board of Directors is not aware of any business to be addressed at the Meeting other than those matters described above in this proxy statement. However, if any business other than that set forth in the notice of the meeting should be properly presented at the Meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.

                PROPOSALS OF SECURITY HOLDERS

In order to be eligible for inclusion in CSB's proxy materials for the 1997 annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at CSB's main office at 6 W. Jackson Street, Millersburg, Ohio 44654, no later than December 13, 1996. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ Douglas D. Akins
                               Douglas D. Akins
                               President
Millersburg, Ohio
September 3, 1996

                               APPENDIX A

                           PROPOSAL AMENDING
                         ARTICLE FOURTH OF THE
                     AMENDED ARTICLES OF INCORPORATION
                  WITH RESPECT TO THE COMMON SHARES OF CSB



RESOLVED, that Article Fourth of the Amended Articles of
Incorporation of CSB Bancorp, Inc. be amended to read as follows:

FOURTH: The authorized number of shares of the Corporation is three million (3,000,000) all of which shall be with a par value of Six Dollars and Twenty-Five Cents ($6.25) each.

                               PROXY

                        CSB BANCORP, INC.
                       6 W. Jackson Street
                      Millersburg, Ohio  44654


     This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of CSB Bancorp, Inc. ("CSB") hereby appoints________, ________ and ________ as Proxies, each of them with the power to appoint his or her substitute, and hereby authorizes them to represent and vote all shares of CSB that the undersigned is entitled to vote at the Special Meeting of CSB's shareholders to be held at the Carlisle Village Inn, Walnut Creek, Ohio 44687 on October 2, 1996 at 7:00 p.m., or on such other date as such meeting is rescheduled, and at any adjournment thereof, upon the matters indicated below and as described in the Proxy Statement, as well as upon any other matter properly coming before the meeting.


1. Proposal to amend the Amended Articles of Incorporation of CSB to increase its authorized number of common shares, par value
$6.25 per share from 1,000,000 shares to 3,000,000 shares (the
"Proposal").


    ___  FOR the Proposal.

    ___  AGAINST the Proposal.

    ___  WITHHOLD AUTHORITY to vote for the Proposal.


2. In their discretion, to act upon such other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undernamed shareholder. If no direction is made, this proxy will be voted for the Proposal.

We have indicated below the number of shares you own, based upon our records. When shares are owned by more than one person, all owners must sign. When signing as an attorney, executor or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name(s) appears below.


_________________________________________________
Signature


_________________________________________________
Signature


Dated:___________________________, 1996

Please mark, date, sign and return this proxy card promptly using the enclosed envelope.